Exhibit 10.19

Appendix G. to the Exclusive Distribution and Licensing Agreement, dated May 1, 2015

July 20, 2017

Resdevco Ltd. hereby declares that all its patents and trade names related to the LO2A unit dose eye drops may be used by Wize Phanna Ltd./ Ocu Wize Ltd. in the territories to which the Exclusive Distribution and Licensing Agreement, dated May 1, 2015 is extended (at present Israel and the Ukraine) as long as the contract for those territories is valid

Sincerely,

Wize Pharma Ltd.		Resdevco Ltd.

By:	/s/ Or Eisenberg	By:	/s/ Prof. S. Dikstein

Name:	Or Eisenberg	Name:	Prof. S. Dikstein

Title:	CFO & CEO	Title:	CEO